UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2016

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

On January 21, 2016, CoBiz Financial Inc. (the Company) entered into a Lease Agreement with Renshan L.P.  (the Landlord) with respect to the Company’s new headquarter facilities, which will be located at 1401 Lawrence Street, Denver,  CO 80202. The Company leased 48,010 square feet of office space consisting of the entirety of floors 12 and 14 (Suites 1200 and 1400, respectively) and space located at ground level (Suite 102) on the corner of 14th Street and Lawrence Street. The Company will take possession of the new headquarter facilities on June 1, 2016 and will formally relocate its headquarter offices on or about November 28, 2016 (Commencement Date).  The term of the lease will be for 12 years, starting on the Commencement Date.  Under the terms of the Lease Agreement, upon commencement of the lease term, the Company will (subject to an initial abatement described below) pay an annual base rent of $1.5 million, which will increase 2.0% annually (without regard to the initial abatement).  The landlord will abate the base rent and additional rent for 12,000 square feet during the first 18 months after the commencement date.  In addition to the base rent, subject to the aforementioned abatement provision, the Company will be responsible for paying its share of operating expenses.

The Landlord will provide the Company with a tenant finish allowance of $3.6 million to complete tenant improvements necessary to accommodate the intended use of the space by the Company.

The Company has an option to renew the term of the lease for any portion of the premises consisting of not less than one full floor for two additional terms of five years each.  The Company also has the right to cancel the lease in its entirety, at any time after completion of the 9th year of the lease.  The Company will be subject to an initial termination fee of $1.6 million if it exercises its option to terminate immediately after the end of the 9th year.  The termination fee decreases over time if the option is not immediately exercised.

The Company’s current headquarters lease at 821 17th Street, Denver, CO 80202 expires in May 2016.  The Company intends to work with the landlord to extend the lease for up to seven months to facilitate an orderly relocation.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Lease Agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date: January 22, 2016
/s/ Lyne Andrich
Lyne Andrich
EVP & CFO